UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

Sterling Real Estate Trust

d/b/a Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)



☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

Fifth Amended and Restated Advisory Agreement

On April 6, 2017, Sterling Real Estate Trust (the “Company”) adopted its Fifth Amended and Restated Advisory Agreement with Sterling Management, LLC, the Company’s Advisor (the “Advisor”).  The Fifth Amended and Restated Advisory Agreement, effective as of January 1, 2017, was approved by a majority of the independent trustees and includes terms and conditions that are substantially the same as the previous agreement.

The description herein of the Fifth Amended and Restated Advisory Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Fifth Amended and Restated Advisory Agreement filed as Exhibit 10.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Bradley J. Swenson, President resigned as President and Secretary of the Trust effective April 6, 2017 due to personal reasons.  He will continue to provide the Company with consulting services to assist with the transition, as needed. There are no known disagreements between Mr. Swenson and the Trust.

We thank Mr. Swenson for his years of dedicated and loyal service to the Trust.

(c) On April 6, 2017 the Trust (the “Company”) named Joel S. Thomsen as President, Chief Investment Officer and Secretary effective April 6, 2017.

Mr. Thomsen joined as a governor of Sterling Management, LLC in May 2015.  Prior to joining Sterling Management, LLC, he was the founder and CEO of the Black Arbor Group, a real estate investment and advisory firm.  Prior, he was the Managing Director of Bell Wealth Management, a $5 billion investment firm as well as an equity partner for Eide Bailly LLP, Fargo where he was the lead partner of the national insurance practice and audit department head of the Fargo office.   Mr. Thomsen, age 49, received his Bachelors of Accountancy degree from the University of North Dakota.  He is a Certified Public Accountant (CPA) licensed in Minnesota and North Dakota which is currently inactive.  He maintains a real estate license in North Dakota.  He also has Series 7 and 66 securities licenses and is a registered representative of Gardner Financial Services, Inc.  He holds the Certified Financial Examiner (CFE) which is inactive and an Accredited Reinsurance Administration (ARA), also inactive.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Thomsen and any of the Company’s directors or executive officers.  With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Thomsen and the Company that would be required to be reported.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title
10.1	Fifth Amended and Restated Advisory Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: April 12, 2017
	By:	/s/ Kenneth P. Regan
Name: Kenneth P. Regan
Title: Chief Executive Officer